EXHIBIT 10.76

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of May 1, 1996 by and among Crescent Communications L.P., a Delaware limited partnership ("Crescent"), American Radio Systems Corporation, a Delaware corporation ("ARS"), and K-G Communications, Inc., a Nevada corporation ("K-G").

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of April 19, 1996 (the "Asset Purchase Agreement") by and between Crescent and ARS, Crescent has agreed to assign and transfer to ARS, and ARS has agreed to purchase from Crescent, all of Crescent's rights in, to and under the Assets of the Stations as set forth therein (the "Asset Purchase"). All capitalized terms used herein and not defined shall have the meanings given to them in the Asset Purchase Agreement;

         WHEREAS, Crescent has previously agreed with K-G and Jules Kutner to purchase from K-G all of K-G's rights in radio station KVEG-AM as set forth in that certain Asset Purchase Agreement dated February 7, 1996 (the "K-G Purchase Agreement");

         WHEREAS, Crescent has, in connection with its obligations under the K-G Purchase Agreement and pursuant to an Escrow Agreement dated February 7, 1996 (the "Escrow Agreement"), deposited $90,000 with the Escrow Agent thereunder (the "Escrow Deposit");

         WHEREAS, Crescent and Broadcasting Asset Management Corporation ("BAM") have entered into a letter agreement dated April 30, 1996 whereby BAM has agreed to pay to Crescent $10,000 for reimbursement of expenses incurred in connection with the K-G Asset Purchase Agreement (the "Broker Agreement"); and

         WHEREAS, Crescent desires to assign and transfer to ARS all of Crescent's rights, and ARS desires to assume all of Crescent's obligations, under the K-G Purchase Agreement, the Escrow Agreement and the Broker Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment and Assumption. Crescent hereby assigns, transfers and delivers to ARS, and ARS hereby accepts, all of Crescent's right, title and interest in, to and under the K-G Purchase Agreement, the Escrow Agreement (including, without limitation, the Escrow Deposit) and the Broker Agreement (the "Assignment"). ARS hereby assumes and hereafter shall pay, discharge and perform when due all of Crescent's obligations under the K-G Purchase Agreement, including payment of the purchase price thereunder, the Escrow Agreement and the Broker Agreement.

         2. Purchase Price. In consideration of the Assignrnent by Crescent, ARS shall pay and deliver to Crescent upon execution of this Agreement, by bank check or wire transfer of immediately available funds, the sum of Two Hundred Thousand Dollars ($200,000).

         3. Indemnity. ARS hereby agrees to indemnify, protect, defend and hold Crescent harmless from and against any and all claims, liabilities, demands, obligations, losses, costs, damages or expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and costs) which Crescent may incur, sustain or suffer or which may be asserted against Crescent, arising out of, pertaining to or in any way related to the K-G Purchase Agreement and the Escrow Agreement.



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         4.  Consent and  Release.  K-G hereby  consents to the  Assignment  and forever releases and discharges Crescent and its successors and assigns and their respective officers, directors, partners and affiliates, from, and agrees to hereafter look to ARS for full satisfaction and performance of, any and all claims, obligations, covenants and restrictions made in connection with the K-G Purchase Agreement and the Escrow Agreement. K-G further agrees with Crescent that Crescent and K-G shall take all actions necessary to effect a proper withdrawal of any and all filings made pursuant to the K-G Asset Purchase Agreement, including, without limitation, the pending application for FCC Assignment Consent filed with the FCC.

         5. Governing Law. The validity and interpretation of this Assignment and Assumption Agreement and the performance by the parties hereto of their respective duties and obligations hereunder shall be governed by the internal laws of The Commonwealth of Massachusetts, without regard to its conflicts or choice of law provisions.

           IN WITNESS WHEREOF, the parties have duly executed and delivered this Assignment and Assumption Agreement as of the date first written above.


                                  AMERICAN RADIO SYSTEMS
                                  CORPORATION, a Delaware corporation


                                  By:_____________________________________
                                        Name:
                                        Title:

                                  CRESCENT COMMUNICATIONS L.P., a
                                  Delaware limited partnership

                                  By: Crescent Communications GP, Inc., its
                                         General Partner


                                  By:_____________________________________
                                        Name:
                                        Title:

                                  K-G COMMUNICATIONS, INC., a Nevada
                                  corporation


                                  By:_____________________________________
                                        Name:
                                        Title:



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